Exhibit 99.2

QUALITYTECH, LP

QTS FINANCE CORPORATION

Notice of Guaranteed Delivery

For

Tender of any and all Outstanding

5.875% Senior Notes Due 2022

144A CUSIP 74759B AA1

IAI CUSIP 74759B AC7

Reg S CUSIP U5730P AA5

For

A Like Principal Amount of

5.875% Senior Notes Due 2022

Guaranteed by

Quality Investment Properties Irving, LLC

Quality Technology Services Jersey City, LLC

Quality Technology Services, N.J., LLC

QTS Investment Properties Princeton, LLC

QTS Investment Properties Chicago, LLC

Quality Investment Properties Gateway, LLC

Quality Technology Services Lenexa, LLC

Quality Investment Properties Lenexa, LLC

Quality Investment Properties Richmond, LLC

QAE Acquisition Company, LLC

Quality Technology Services Irving II, LLC

Quality Technology Services, N.J. II, LLC

Quality Technology Services Princeton II, LLC

Quality Technology Services Chicago II, LLC

Quality Technology Services, LLC

QTS Critical Facilities Management, LLC

Quality Technology Services Lenexa II, LLC

Quality Technology Services Richmond II, LLC

Quality Investment Properties Irving II, LLC

Quality Technology Services, Northeast, LLC

Quality Technology Services Holding, LLC

Quality Investment Properties Metro, LLC

Quality Technology Services Metro II, LLC

Quality Investment Properties, Suwanee, LLC

Quality Technology Services, Suwanee II, LLC

QLD Investment Properties Wichita Technology Group, L.L.C.

Quality Technology Services Wichita II, LLC

Quality Investment Properties Sacramento, LLC

Quality Technology Services Sacramento II, LLC

Quality Investment Properties Santa Clara, LLC

Quality Technology Services Santa Clara II, LLC

Quality Investment Properties Miami, LLC

Quality Technology Services Miami II, LLC

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuers’ (as such term is defined below) 5.875% Senior Notes due 2022 (the “Original Notes”) are not immediately available, or (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to Deutsche Bank Trust Company Americas (the “Exchange Agent”) on or prior to 5:00 p.m. on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, as more fully described in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

Deutsche Bank Trust Company Americas

By Facsimile (for Eligible Institutions Only:	By Mail, Hand or Courier:
(615) 866-3889 Attn: Reorg Dept. Confirm by Telephone: (877) 843-9767	Deutsche Bank Trust Company Americas c/o DB Services Americas, Inc. Attn: Reorg Dept. 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to QualityTech, LP, a Delaware limited partnership (the “Company”), and QTS Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), upon the terms and subject to the conditions set forth in the Prospectus dated        , 2015 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

The undersigned understands that tenders of Original Notes will be accepted only in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s)	Name(s) of Registered Holder(s):
or Authorized Signatory:

Principal Amount of	Address:
Original Notes Tendered:

Certificate No(s). of Original Notes	Area Code(s) and Telephone No(s).:
(if available):
Date:

This Notice of Guaranteed Delivery must be signed by the holder(s) of Original Notes as their name(s) appear on certificates for Original Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Guarantor Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(PLEASE TYPE OR PRINT)

Name of Firm:
Authorized Signature

Address:	Title:

Date:
Zip Code

Area Code and Telephone No.

NOTE:   DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.